UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2020 (March 12, 2020)

GENESCO INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Pike	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On March 12, 2020, Genesco Inc. issued a press release announcing results of operations for the fiscal fourth quarter and fiscal year ended February 1, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On March 12, 2020, the Company also posted on its website, www.genesco.com, a slide presentation with summary results and guidance. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the press release furnished herewith contain non-GAAP financial measures, including adjusted selling, general and administrative expense, operating income, pretax earnings, earnings from continuing operations and earnings per share from continuing operations, as discussed in the text of the release and as detailed on the reconciliation schedule attached to the press release. For consistency and ease of comparison with Fiscal 2020’s previously announced earnings expectations and the adjusted results for the prior period announced last year, the Company believes that disclosure of the non-GAAP measures will be useful to investors.
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
(d)       Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release dated March 12, 2020, issued by Genesco Inc.

99.2	Genesco Inc. Fourth Fiscal Quarter Ended February 1, 2020 Summary Results and Guidance

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: March 12, 2020	By:	/s/ Melvin G. Tucker
	Name:	Melvin G. Tucker
	Title:	Senior Vice President and Chief Financial Officer